UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2018

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5600 Clearfork Main Street

Fort Worth, Texas  76109

(Address of principal executive office) (Zip Code)

(817) 618-4020
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Revolving Credit Agreement

On January 5, 2018, Emerge Energy Services LP (the “Partnership”) entered into a $75.0 million Second Amended and Restated Revolving Credit and Security Agreement (the “Revolving Credit Agreement”), among the Partnership, as parent guarantor, the Borrowers, as borrowers, PNC Bank, National Association (“PNC Bank”), as administrative agent and collateral agent, and the other lenders party thereto (together with PNC Bank, the “Revolving Lenders”). The Revolving Credit Agreement replaces the Partnership’s existing $190 million senior secured revolving credit facility dated as of June 27, 2014. The Revolving Credit Agreement provides for a $75.0 million asset-based revolving credit facility, and a $20.0 sublimit for the issuance of letters of credit. The Revolving Credit Agreement matures on January 5, 2022. Substantially all of the Partnership’s assets are pledged as collateral on a first lien basis. The credit facility will be available to (i) refinance existing indebtedness, (ii) fund fees and expenses incurred in connection with the credit facility and (iii) for general business purposes, including working capital requirements, capital expenditures, permitted acquisitions, making debt payments when due, and making distributions and dividends.

The Revolving Credit Agreement contains various covenants and restrictive provisions and also requires the maintenance of certain financial covenants as follows:

•                  a minimum liquidity requirement of $20 million at all times;

•                  beginning with the fiscal quarter ending March 31, 2018, a total leverage ratio of a maximum of 5.50:1.00 decreasing quarterly thereafter to 3.00:1.00 for the fiscal quarter ending December 31, 2018 and thereafter;

•                  beginning with the fiscal quarter ending March 31, 2018, a minimum fixed charge coverage ratio of 1.10:1.00;

•                  a limit on capital expenditures, subject to certain availability thresholds

The loans under the Revolving Credit Agreement will bear interest at the Borrowers’ option at either (i) a base rate, which will be the base commercial lending rate of PNC Bank, National Association, as publicly announced to be in effect from time to time, plus an applicable margin ranging from 0.75% to 1.25% based on total leverage ratio; or (ii) LIBOR plus an applicable margin ranging from 1.75% to 2.25% based on the Partnership’s total leverage ratio.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Second Lien Note Purchase Agreement

On January 5, 2018, the Partnership, as guarantor, and the Partnership’s wholly owned subsidiaries Emerge Energy Services Operating LLC and Superior Silica Sands LLC, as issuers (the “Issuers” or the “Borrowers”) entered into a $215.0 million second lien note purchase agreement with HPS Investment Partners, LLC as notes agent and collateral agent (the “Second Lien Note Purchase Agreement”). The notes being issues under the Second Lien Note Purchase Agreement will mature on January 5, 2023. Proceeds of the sale of the notes under the Second Lien Note Purchase Agreement will be used (i) to fully pay off the Partnership’s existing second lien term credit facility, (ii) to fully pay off the obligations under the Partnership’s existing revolving credit facility, (iii) to finance certain capital expenditures, (iv) to pay fees and expenses incurred in connection with the new second lien facility and (v) for general business purposes. Substantially all of the Partnership’s assets are pledged as collateral on a second lien basis.

The Second Lien Note Purchase Agreement contains various covenants and restrictive provisions and also requires the maintenance of certain financial covenants as follows:

•                  a minimum liquidity requirement of $20 million at all times;

•                  beginning with the fiscal quarter ending March 31, 2018, a total leverage ratio of a maximum of 6.00:1.00 decreasing quarterly thereafter to 3.00:1.00 for the fiscal quarter ending March 31, 2019 and thereafter;

•                  beginning with the fiscal quarter ending March 31, 2018, a minimum fixed charge coverage ratio of 1.10:1.00, increasing quarterly to 2.00:1.00 for the fiscal quarter ending March 31, 2019 and thereafter;

•                  a limit on capital expenditures, subject to certain availability thresholds.

The notes under the Second Lien Note Purchase Agreement will bear interest at 11.00% per annum until December 31, 2018 and ranging from 10.00% per annum to 12.00% per annum thereafter, depending on the Partnership’s leverage ratio.

The foregoing description of the Second Lien Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Second Lien Note Purchase Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Common Unit Private Placement

On January 5, 2018, the Partnership entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain affiliates of the lenders under the Second Lien Note Purchase Agreement pursuant to which the Partnership issued and sold 814,295 common units representing limited partner interests in the Partnership in a private placement for approximately $6.0 million in the aggregate. The Partnership expects to use the net proceeds from the offering for general partnership purposes. As part of the transaction, the Partnership and the purchaser entered into a registration rights agreement (the “Registration Rights Agreement”) which provides the purchasers with customary registration rights with respect to the acquired securities. The private placement was completed on January 5, 2018.

The issuance of the common units pursuant to the Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Purchase Agreement contains customary representations and warranties by Partnership and the purchasers, and each party (an “indemnifying party”) has agreed to indemnify the other party for losses resulting from the indemnifying party’s breach of any of its representations, warranties or covenants.

The Purchase Agreement and Registration Rights Agreement are filed as Exhibits 10.3 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.3 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Lien Note Purchase Agreement in Item 1.01 above is incorporated into this Item 2.03 by reference.

The description of the Revolving Credit Agreement in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the private placement and Purchase Agreement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The private placement of the common units pursuant to the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
Description
4.1	Registration Rights Agreement.

10.1	Revolving Credit Agreement.

10.2	Second Lien Note Purchase Agreement.

10.3	Common Unit Purchase Agreement.

99.1	Press Release dated January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: January 8, 2018	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer